Exhibit 23.3

Gai, Goffer, Yahav, Guilman, Udem & Co.

Certified Public Accountants (Isr.)

22 February 2007

Messrs.

Biopad Ltd.

Gentlemen:

Re:	Consent Of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated February 15, 2007 on our audits of the financial statements of BioPad Ltd. as of December 31, 2005 and 2006 and for the periods then ended included in this Registration Statement of Synova Healthcare Group, Inc. on Form SB-2. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Gai, Goffer, Yahav, Guilman, Udem & Co.

Certified Public Accountants (Isr.)

A member of International.	•	74 Derech Begin Tel Aviv 67215 Israel. Tel. 972-3-5622282. Fax 972-3-5622275. office@gyugcpa.com

Nissim Gal, CPA (Isr.)	Dan Goffer, CPA (Isr.)	Zion Yahav, CPA (Isr.)	Mario Guilman, CPA (Isr.)	Shiomo Udem, CPA (Isr.)	Ronen Sapoznlkov, CPA (Isr.)
nisim@gyugcpa.com	goffer@gyugupa.com	zion@gyugcpa.com	mario@gygcpa.com	shlomo@gyugcpa.com	ronen@gyugcpa.com